Exhibit 10.1

TITAN ENVIRONMENTAL SOLUTIONS INC.

EXCHANGE SUBSCRIPTION AGREEMENT

____, 2024

Titan Environmental Solutions Inc.

300 E. Long Lake Road, Suite 100A

Bloomfield Hills, Michigan 48304

Ladies and Gentlemen:

The undersigned holder(s) (the “Holder”) of 20% OID Promissory Notes (the “Notes”) of Titan Environmental Solutions Inc. (the “Company”) in the aggregate principal amount of $[___], does hereby certify to, and agree with, the Company as follows:

1. The Holder is the owner of the Notes in the aggregate principal amount set forth above.

2. The Company has offered the Holder the opportunity to subscribe for shares (the “Shares”) of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), in exchange for the Notes.

3. The Holder hereby irrevocably agrees that, on the closing date (the “Trigger Date”) of an underwritten public offering of Common Stock pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, in connection with which the Common Stock commences trading on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, the Cboe or their respective successors (the “Qualified Offering”), the Notes shall automatically, and without any further action on the part of the Holder, be exchanged for a number of Shares equal to (i) the sum of (a) the aggregate principal of the Notes plus (b) all interest accrued thereon as of the Trigger Date, divided by (ii) the lesser of (a) $0.04 or (b) 80% of the price per share at which Common Stock is sold in the Qualified Offering, with such number of shares and such price subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split, reclassification, or similar change in capital structure of the Company. Upon such exchange, such Shares shall be deemed paid for in full by the Holder, foregoing the payment by the Company of all amounts due under the Notes, including all accrued and unpaid interest thereon. On the Trigger Date, the Holder’s Notes shall be cancelled by the Company, the Company shall have no further obligations with respect thereto, and the Holder shall be obligated to deliver to the Company the original copy of such Note, if any, within five trading days of the Trigger Date.

4. In addition, as inducement for Holder to enter into this Exchange Subscription Agreement, within five trading days of execution of this Exchange Subscription Agreement, the Company shall issue to Holder Warrants to Purchase Common Stock at an exercise price of $0.06 per share (the “Warrants”), to purchase shares of Common Stock in an amount equal to (i) the aggregate outstanding principal amount of the Notes as of the date hereof, divided by (ii) $10.00, multiplied, by 100. The Warrants shall be in the same form as disclosed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2024.

5. The Holder hereby acknowledges, represents, warrants and agrees, as of the date hereof and as of the Trigger Date, as follows:

(a) None of the Shares, the Warrants, or the shares of Common Stock to be issued to the Holder upon exercise of the Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Holder understands that the offering and sale of such Shares and Warrants is intended to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof and the regulations promulgated thereunder, based, in part, upon the representations, warranties and agreements of the parties contained in this Exchange Subscription Agreement;

(b) The Holder has received all documents related to the Company requested by the Holder, has carefully reviewed them and understands the information contained therein, and the Holder, prior to the execution of this Exchange Subscription Agreement, has had access to the same kind of information that would be available in a registration statement filed by the Company under the Securities Act;

(c) Neither the Securities and Exchange Commission nor any state securities commission has approved the Shares nor the Warrants to be issued hereunder, or passed upon or endorsed the merits of the offering of such Shares or Warrants;

(d) The Holder has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, financial condition, results of operations and prospects of the Company, and all such questions have been answered to the full satisfaction of the Holder;

(e) In evaluating the suitability of an investment in the Company, the Holder has not relied upon any representation or other information (oral or written) other than as contained in documents or answers to questions so furnished to the Holder by the Company;

(f) The Holder is acquiring the Shares and the Warrants solely for the Holder’s own account for investment and not with a view to resale or distribution thereof, in whole or in part; the Holder has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of such Shares and Warrants; and the Holder has no plans to enter into any such agreement or arrangement; and

(g) The Holder meets the requirements of at least one of the suitability standards for an “accredited investor” as such term is defined the Securities Act.

6. As of the date hereof and as of the Trigger Date, the Company represents to the Holder that neither the Company nor any of its subsidiaries has received, anticipates receiving, has any agreement to receive or has been given any promise to receive any consideration from the Holder or any other Person in connection with the transactions contemplated by this Exchange Subscription Agreement. The Company hereby acknowledges that the holding period of Shares, the Warrants, and the shares of Common Stock issuable upon exercise of the Warrants shall tack back to the date the Notes exchanged therefor were originally issued by the Company to the Holder (or their assignor) and it covenants not to take any position to the contrary.

7. This Exchange Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State.

8. (a) This Exchange Subscription Agreement constitutes the entire agreement between the Holder and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Exchange Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The Holder’s representations and warranties made in this Exchange Subscription Agreement shall survive the execution and delivery hereof and the delivery of the Shares and the Warrants contemplated hereby.

(c) Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Exchange Subscription Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

(d) This Exchange Subscription Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Exchange Subscription Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Exchange Subscription Agreement.

IN WITNESS WHEREOF, the Holder has executed this Exchange Subscription Agreement this ___ day of ___, 2024.

If the Holder is an INDIVIDUAL, and if purchased as JOINT TENANTS, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Name(s)	Social Security Number(s)

Signature(s) of Holder(s)

Date	Address

If the Holder is a PARTNERSHIP, CORPORATION, or TRUST:

Name of Partnership,	Federal Taxpayer
Corporation or Trust	Identification Number

Date

By:
Name:	State of Organization

Title:

Address

SUBSCRIPTION ACCEPTED AND AGREED TO

this ___ day of ___, 2024.

TITAN ENVIRONMENTAL SOLUTIONS INC.

By:
Name:
Title:	Chief Executive Officer